                BROOKS FIBER PROPERTIES, INC. AND SUBSIDIARIES
        Computation of Ratio of Deficiency of Earnings to Fixed Charges



                                                PERIOD FROM
                                                NOVEMBER 10,            YEAR ENDED DECEMBER 31,                  THREE MONTHS
                                                  1993 TO       --------------------------------------------        ENDED
                                                DECEMBER 31,                                      PRO FORMA      SEPTEMBER 30,
                                                   1993             1994            1995            1995(1)          1996
                                              --------------    -----------     -----------     -------------   ---------------
                                                                                                 (UNAUDITED)     (UNAUDITED)
Earnings:       Loss before income tax
                and minority interest           (205,000)       (3,975,000)     (10,636,000)    (18,759,000)    (10,442,000)

Add:            Fixed Charges                         -            693,000        3,704,000       4,045,000       8,456,000

Deduct:         Capitalized Interest                  -                 -                -               -         (802,000)
                                              ----------        ----------      -----------     -----------     -----------
Earnings                                        (205,000)       (3,282,000)      (6,932,000)    (14,714,000)     (2,788,000)

Fixed Charges:
        Interest expense                              -            693,000        3,588,000       3,929,000       8,190,000
        Amortization of debt expense                  -                 -           116,000         116,000         266,000
                                              ----------        ----------      -----------     -----------     -----------
        Fixed Charges                                 -            693,000        3,704,000       4,045,000       8,456,000

Ratio of earnings to fixed charges                    -                 -                -               -               -

Deficiency of earnings available
  to cover fixed charges                        (205,000)       (3,975,000)     (10,636,000)    (18,759,000)    (10,442,000)

                                                    NINE MONTHS ENDED
                                             --------------------------------
                                             SEPTEMBER 30,       SEPTEMBER 30,
                                                 1995                1996
                                             --------------      -------------
                                              (UNAUDITED)          (UNAUDITED)
Earnings:       Loss before income tax
                and minority interest          (7,563,000)         (27,977,000)

Add:            Fixed Charges                   2,679,000           20,590,000

Deduct:         Capitalized Interest                   -            (1,340,000)
                                              -----------         ------------
Earnings                                       (4,884,000)          (8,727,000)

Fixed Charges:
        Interest expense                        2,590,000           19,976,000
        Amortization of debt expense               89,000              614,000
                                              -----------         ------------
        Fixed Charges                           2,679,000           20,590,000

Ratio of earnings to fixed charges                     -                     -

Deficiency of earnings available
  to cover fixed charges                       (7,563,000)         (27,977,000)


(1) Pro forma data gives effect to the merger with BTC (which occurred on January 2, 1996) and the City Signal Acquisition (which occurred on January 31, 1996). Refer to F-3 for pro forma statement of operations data.

(2) Interest includes interest expense and capitalized interest during periods three months ended and nine months ended September 30, 1996.